EXHIBIT 10.4

CONSENT AND THIRD AMENDMENT TO

REVOLVING CREDIT AGREEMENT

     This CONSENT AND THIRD AMENDMENT TO REVOLVING CREDIT AGREEMENT, dated as of August 4, 2004 (this “Amendment”), is by and among (a) Century Aluminum Company, a Delaware corporation (“Century Aluminum”), Berkeley Aluminum, Inc., a Delaware corporation (“Berkeley”), Century Aluminum of West Virginia, Inc., a Delaware corporation (“Century WV”), Century Kentucky, Inc., a Delaware corporation (“Century K”), Metalsco, Ltd., a Georgia company (“Metalsco”) and NSA Ltd., a Kentucky limited partnership (“NSA” and, together with Century Aluminum, Berkeley, Century WV, Century K and Metalsco, collectively, the “Borrowers” and each individually a “Borrower”), (b) the lending institutions which are or may become parties to the Credit Agreement (as defined below) from time to time (collectively, the “Lenders”) and (c) Fleet Capital Corporation as agent (“Agent”) for the Lenders. Capitalized terms used herein without definition shall have the meanings assigned to such terms in the Credit Agreement referred to below.

     WHEREAS, the Borrowers, the Lenders and the Agent are parties to a Revolving Credit Agreement, dated as of April 2, 2001 (as amended, restated, supplemented or otherwise modified and in effect from time to time, the “Credit Agreement”), pursuant to which the Lenders have committed to make loans or otherwise extend credit to the Borrowers on the terms and subject to the conditions set forth therein.

     WHEREAS, Century Aluminum intends (i) to issue unsecured convertible notes and unsecured senior notes in private offerings, the terms of which may provide for the repayment of principal upon conversion and other repayment and redemption provisions (together, the “Debt Offering”) with estimated net proceeds of up to $500 million (the “Debt Offering Proceeds”), and (ii) to use a portion of the Debt Offering Proceeds to purchase the First Mortgage Notes pursuant to a tender offer and consent solicitation and, if applicable, a mandatory redemption or other repurchase (together with the Debt Offering, the “Debt Offering and Note Repurchase”).

     WHEREAS, Gramercy Alumina (as hereinafter defined) and St. Ann Bauxite (as hereinafter defined), Kaiser Aluminum & Chemical Corporation, a Delaware corporation, and Kaiser Bauxite Company, a Nevada corporation (“KBC”), have entered into that certain Purchase Agreement, dated as of May 17, 2004, a copy of which is attached hereto as Exhibit A (the “Purchase Agreement”), pursuant to which Gramercy Alumina and St. Ann Bauxite will consummate the Gramercy Acquisition (as hereinafter defined).

     WHEREAS, the total consideration for the Gramercy Acquisition will be $23 million, as adjusted for working capital changes and payable in cash at the closing, of which Century Aluminum will indirectly be responsible for fifty percent (i.e., approximately $11.5 million) (the “Century Purchase Price”).

     WHEREAS, Century Aluminum intends to contribute or lend to the Gramercy Acquisition Subsidiary (as hereinafter defined) (i) the Century Purchase Price and (ii) up to $8.5 million to provide working capital to the Gramercy Acquisition Subsidiary, Gramercy Alumina and St. Ann Bauxite (together with the Century Purchase Price, the “Gramercy Investment”).

     WHEREAS, from time to time during the two-year period after the date hereof, Century Aluminum (directly or indirectly) intends to contribute or lend up to $100 million in the aggregate to the Nordural Acquisition Subsidiary (or directly to Nordural) to finance a planned expansion by Nordural and to provide working capital to Nordural (the “Additional Nordural Investment”).

     WHEREAS, under the Credit Agreement, the Gramercy Investment, the Debt Offering and Note Repurchase and the Additional Nordural Investment are not permitted.

     WHEREAS, in accordance with the terms hereof, the Lenders and the Agent have agreed to consent to the Gramercy Investment, the Debt Offering and Note Repurchase and the Additional Nordural Investment and to specify that the Gramercy Acquisition Subsidiary is not a Subsidiary of the Borrowers or the Guarantors.

     NOW, THEREFORE, in consideration of the foregoing premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Borrowers, the Lenders and the Agent hereby agree as follows:

     §1. Amendment to Section 1.1 of the Credit Agreement.

          (a) Section 1.1 of the Credit Agreement is hereby amended by adding the following new definitions to such Section 1.1 in the appropriate alphabetical order:

               “Gramercy Acquisition.” The purchase, pursuant to the terms of the Purchase Agreement, (i) by Gramercy Alumina of the assets comprising and relating to the alumina refinery in Gramercy, Louisiana and (ii) by St. Ann Bauxite of the partnership interest of KBC in the bauxite mining operation on the north coast of Jamaica, the drying, storage and shipping facilities in Port Rhoades, Discovery Bay, Jamaica and related assets.

               “Gramercy Acquisition Documents.” All agreements, documents and instruments executed and/or delivered in connection with the Gramercy Acquisition (other than the Purchase Agreement), in form and substance consistent with the Purchase Agreement.

               “Gramercy Acquisition Subsidiary.” One or more direct or indirect subsidiaries of Century Aluminum (which are not Borrowers or Guarantors) formed for the purpose of, and used to consummate, the Gramercy Acquisition or the Gramercy Investment, or which are used from time to time to hold direct or indirect ownership interests in the respective assets and businesses to be acquired pursuant to the Gramercy Acquisition.

               “Gramercy Alumina.” Gramercy Alumina LLC, a Delaware limited liability company in which Century Aluminum holds an indirect fifty percent ownership interest.

               “St. Ann Bauxite.” St. Ann Bauxite Limited, a Jamaican private limited company in which Century Aluminum holds an indirect fifty percent ownership interest.

               “2004 Notes.” Up to $500 million in aggregate principal amount of unsecured convertible notes and unsecured senior notes to be issued by Century Aluminum.

          (b) The definition of “Subsidiary” is hereby amended by deleting such definition in its entirety and substituting the following definition in lieu thereof:

               “Subsidiary Any corporation, association, trust, or other business entity of which the designated parent shall at any time own directly or indirectly through a Subsidiary or Subsidiaries at least a majority (by number of votes) of the outstanding Voting Stock; provided, however, that when used with respect to the Borrowers and the Guarantors, the term Subsidiary shall not include the European Subsidiary, the Nordural Acquisition Subsidiary or the Gramercy Acquisition Subsidiary”.

     §2. Amendment to Section 9.1 of the Credit Agreement.

          (a) Section 9.1(m) of the Credit Agreement is hereby amended by deleting the word “and” at the end of Section 9.1(m).

          (b) Section 9.1(n) of the Credit Agreement is hereby amended by inserting the word “and” at the end of Section 9.1(n).

          (c) Section 9.1 of the Credit Agreement is hereby amended by inserting the following new paragraph (o) immediately following paragraph (n):

     “(o) Indebtedness pursuant to the 2004 Notes including any unsecured guarantees thereof by any Domestic Company Subsidiary of Century Aluminum.”

     §3. Amendment to Section 9.2 of the Credit Agreement.

          (a) Section 9.2(l) of the Credit Agreement is hereby amended by deleting the word “and” at the end of Section 9.2(l).

          (b) Section 9.2(m) of the Credit Agreement is hereby amended by inserting the word “and” at the end of Section 9.2(m).

          (c) Section 9.2 of the Credit Agreement is hereby amended by inserting the following new paragraph immediately following paragraph (m):

     “(n) restrictions in the 2004 Notes which would otherwise be prohibited by Section 9.2(vi).”

     §4. Amendment to Section 9.3 of the Credit Agreement.

          (a) Section 9.3(t) of the Credit Agreement is hereby amended by deleting the word “and” at the end of Section 9.3(t).

          (b) Section 9.3(u) of the Credit Agreement is hereby amended by (1) adding after the words “including pursuant to the security documents with respect thereto” the words “or consisting of unsecured guarantees of the 2004 Notes” and (2) replacing the period at the end of Section 9.3(u) with a semicolon.

          (c) Section 9.3 of the Credit Agreement is hereby amended by inserting the following new paragraph (v) immediately following paragraph (u):

     ”(v) (1) any repurchase or redemption of 2004 Notes, including through conversion of such 2004 Notes, as required by the terms thereof, for cash, stock or any combination thereof pursuant to the terms of indentures governing the 2004 Notes.”

     §5. Consent to Transactions. The Borrowers have requested that the Agent and the Lenders consent to the Gramercy Investment, the Debt Offering and Note Repurchase and the Additional Nordural Investment. Notwithstanding the provisions of Sections 9.1, 9.2 and 9.3 of the Credit Agreement which might limit or prohibit the Borrowers’ ability to make the Gramercy Investment, the Debt Offering and Note Repurchase and the Additional Nordural Investment, the Agent and the Lenders hereby consent to (i) the Gramercy Investment; provided that (A) no Default or Event of Default has occurred and is continuing or would result therefrom, (B) the amount of the Gramercy Investment shall not exceed $20 million, (C) no Letters of Credit are issued in connection with the Gramercy Acquisition and (D) for the three (3) days immediately following the closing of the Gramercy Acquisition, no Loans are outstanding, (ii) the Debt Offering and Note Repurchase; provided that (A) no Default or Event of Default has occurred and is continuing or would result therefrom, (B) the principal amount of the 2004 Notes shall not exceed $500 million, and (C) the 2004 Notes are and remain unsecured at all times and (iii) the Additional Nordural Investment; provided that (A) the amount of the Additional Nordural Investment shall not exceed $100 million in the aggregate, (B) at the time of any advance of the Additional Nordural Investment, no Default or Event of Default has occurred and is continuing or would result therefrom, and (C) at the time of any advance of the Additional Nordural Investment, and after giving effect to such advance, the Borrowing Availability shall not be less than $20 million.

     §6. Application of Section 10.1 of the Credit Agreement. For the avoidance of doubt, the Agent and the Lenders confirm and agree that neither the Gramercy Investment nor the Additional Nordural Investment will be considered to be a Capital Expenditure which would otherwise be restricted under the terms of Section 10.1 of the Credit Agreement.

     §7. Conditions to Effectiveness. This Amendment shall become effective at such time as the Agent shall have received (i) a counterpart signature page to this Amendment duly executed and delivered by each of the Borrowers and the Majority Lenders and (ii) payment from the Borrowers, for the pro rata account of each Lender which returns an executed counterpart signature page to this Amendment to the Agent on or prior to 5:00 p.m. (Chicago time) on August 4, 2004, of an amendment fee equal to $50,000; provided that (i) if the Purchase Agreement is terminated by Buyers or Sellers (as defined therein), this Amendment shall be null and void with respect to the Gramercy Investment, (ii) if the Debt Offering and Note Repurchase shall not have been completed on or before April 30, 2005, this Amendment shall be null and void with respect to the Debt Offering and Note Repurchase and (iii) if the Additional Nordural Investment shall not have been completed on or before the date which is two years from the date hereof, this Amendment shall be null and void with respect to any uncompleted portion of the Additional Nordural Investment.

     §8. Affirmation of the Borrowers. Each of the Borrowers hereby affirms all of its Obligations under the Credit Agreement and under each of the other Loan Documents to which it is a party and hereby affirms its absolute and unconditional promise to pay to the Lenders such Loans and other amounts as may be due under the Credit Agreement (as amended hereby) and the other Loan Documents.

     §9. Representations and Warranties. Each of the Borrowers hereby represents and warrants to the Lenders and the Agent as follows:

          (a) Representations and Warranties. Each of the representations and warranties contained in Section 7 of the Credit Agreement were true and correct in all material respects when made, and, after giving effect to this Amendment, are true and correct in all material respects on and as of the date hereof, except to the extent of changes resulting from transactions contemplated or permitted by the Credit Agreement (as amended hereby) and the other Loan Documents, changes occurring in the ordinary course of business that singly or in the aggregate do not result in a Material Adverse Effect and to the extent that such representations and warranties relate specifically to a prior date.

          (b) Enforceability. The execution and delivery by each of the Borrowers of this Amendment, and the performance by each of the Borrowers of this Amendment and the Credit Agreement, as amended hereby, are within the corporate authority of such Borrower and have been duly authorized by all necessary corporate proceedings. This Amendment and the Credit Agreement, as amended hereby, constitute valid and legally binding obligations of each of the Borrowers, enforceable against it in accordance with their terms, except as limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or affecting the enforcement of creditors’ rights in general.

          (c) No Default. No Default or Event of Default has occurred and is continuing, and no Default or Event of Default will result from the execution, delivery and performance by each of the Borrowers of this Amendment or from the consummation of the transactions contemplated herein.

     §10. No Amendments, etc. Except as expressly provided in this Amendment, (a) all of the terms and conditions of the Credit Agreement and the other Loan Documents remain unchanged, and (b) all of the terms and conditions of the Credit Agreement, as amended hereby, are hereby ratified and confirmed by each of the Borrowers and remain in full force and effect. Nothing herein shall be construed to be an amendment, consent or a waiver of any requirements of any of the Borrowers or of any other Person under the Credit Agreement or any of the other Loan Documents except as expressly set forth herein. Nothing in this Amendment shall be construed to imply any willingness on the part of the Agent or the Lenders to grant any similar or future amendment, consent or waiver of any of the terms and conditions of the Credit Agreement or the other Loan Documents.

     §11. Execution in Counterparts. This Amendment may be executed in any number of counterparts and by each party on a separate counterpart, each of which when so executed and delivered shall be an original, but all of which together shall constitute one instrument. In proving this Amendment, it shall not be necessary to produce or account for more than one such counterpart signed by the party against whom enforcement is sought.

     §12. Governing Law. This Amendment shall for all purposes be construed in accordance with and governed by the laws of the State of New York (excluding the laws applicable to conflict of laws, other than Section 5-1401 of the New York General Obligations Law).

     §13. Miscellaneous. The captions in this Amendment are for convenience of reference only and shall not define or limit the provisions hereof.

     §14. Fees and Expenses. Each of the Borrowers agrees to pay to the Agent, on demand by the Agent, all reasonable out-of-pocket costs and expenses incurred or sustained by the Agent in connection with the preparation of this Amendment, including reasonable legal fees.

     §15. Copies of Gramercy Acquisition Documents. Century Aluminum covenants and agrees to deliver to the Agent copies of (i) the executed material Gramercy Acquisition Documents promptly after the execution and delivery thereof and (ii) the material documents executed in connection with the Debt Offering and Note Repurchase.

[Remainder of Page Intentionally Left Blank]

     IN WITNESS WHEREOF, the undersigned have duly executed this Amendment as a sealed instrument as of the date first set forth above.

CENTURY ALUMINUM COMPANY

By:	/s/ Peter C. McGuire

Name: Peter C. McGuire
Title: Vice President

CENTURY ALUMINUM OF WEST VIRGINIA, INC.

By:	/s/ Peter C. McGuire

Name: Peter C. McGuire
Title: Vice President

BERKELEY ALUMINUM, INC.

By:	/s/ Peter C. McGuire

Name: Peter C. McGuire
Title: Vice President

CENTURY KENTUCKY, INC.

By:	/s/ Peter C. McGuire

Name: Peter C. McGuire
Title: Vice President

METALSCO, LTD.

By:	/s/ Peter C. McGuire

Name: Peter C. McGuire
Title: Vice President

NSA, Ltd., by Metalsco, Ltd., its General Partner

By:	/s/ Peter C. McGuire

Name: Peter C. McGuire
Title: Vice President

FLEET CAPITAL CORPORATION, individually and as Agent

By:	/s/ Robert J. Lund

Name: Robert J. Lund
Title: Senior Vice President

THE CIT GROUP/BUSINESS CREDIT, INC.
By:	/s/ Juan R. Ramirez
	Name:	Juan R. Ramirez
	Title:	Assistant Vice President

CONGRESS FINANCIAL CORPORATION
By:	/s/ Gerard C. Wordell
	Name:	Gerard C. Wordell
	Title:	Vice President

LASALLE BUSINESS CREDIT, LLC
By:	/s/ Beht Hammeleff
	Name:	Beht Hammeleff
	Title:	Vice President

GE BUSINESS CAPITAL CORPORATION (formerly known as, TRANSAMERICA BUSINESS CAPITAL CORPORATION)
By:	/s/ Matthew N. McAlpine
	Name:	Matthew N. McAlpine
	Title:	Duly Authorized Signatory

CREDIT SUISSE FIRST BOSTON
By:	/s/ Alain Daoust
	Name:	Alain Daoust
	Title:	Director

By:	/s/ Peter Chauvin
	Name:	Peter Chauvin
	Title:	Vice President

CITIZENS BUSINESS CREDIT COMPANY, a Division of Citizens Leasing, Inc., a Massachusetts Corporation
By:	/s/ Paul A. Rebholz
	Name:	Paul A. Rebholz
	Title:	Vice President

     Each of the undersigned Guarantors hereby acknowledges and consents to the foregoing Amendment and agrees that the Guarantee, dated as of April 2, 2001, in favor of the Agent and the Lenders remains in full force and effect and each Guarantor ratifies and confirms all of its obligations thereunder.

SKYLINER, INC.

By: /s/ Peter C. McGuire

Name: Peter C. McGuire
Title: Vice President

VIRGIN ISLANDS ALUMINA
CORPORATION LLC

By: /s/ Peter C. McGuire

Name: Peter C. McGuire
Title: Vice President

HANCOCK ALUMINUM LLC

By: /s/ Peter C. McGuire

Name: Peter C. McGuire
Title: Vice President